Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Entegris, Inc., a Delaware corporation (the “Corporation”), and each of the undersigned Officers and Directors of the Corporation, do hereby constitute and appoint Gideon Argov, Gregory B. Graves, and Peter W. Walcott, and each of them individually (with full power to each of them to act alone) as its and his true and lawful attorney-in-fact and agent, for and on its and his behalf and in its and his name, place and stead, in any and all capacities, to sign, execute and affix its and his seal thereto and file any of the following documents: [A] one or more Registration Statements on Form S-8 registering with the U.S. Securities and Exchange Commission an aggregate of 13,644,240 shares of the Common Stock, $0.01 par value per share, of the Corporation to be issued under the Entegris, Inc. 2010 Stock Plan and with respect to outstanding awards under the Entegris, Inc. 1999 Long Term Incentive and Stock Option Plan, including any and all Pre-Effective and Post-Effective Amendments to any such Registration Statement, whether increasing the amount of securities for which registration is being sought or otherwise; and/or [B] any Registration Statement, consent to service of process, or other document which may be required by state securities administrators or other regulatory authorities in order to qualify the securities to be registered as aforesaid, for sale in any state in which it is desired to offer such securities; together with all exhibits and any and all documents required to be filed with respect to any of the foregoing with any regulatory authority, granting unto said attorney and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as it and he might or could do if personally present, hereby ratifying and confirming all its and his said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ GIDEON ARGOV Gideon Argov	President, Chief Executive Officer and Director	May 20, 2010

/s/ ROGER D. MCDANIEL Roger D. McDaniel	Chairman of the Board and Director	May 21, 2010

/s/ MICHAEL A. BRADLEY Michael A. Bradley	Director	May 24, 2010

/s/ MARVIN D. BURKETT Marvin D. Burkett	Director	May 24, 2010

Michael P.C. Carns	Director	May __, 2010

/s/ DANIEL W. CHRISTMAN Daniel W. Christman	Director	May 24, 2010

/s/ GARY F. KLINGL Gary F. Klingl	Director	May 21, 2010

/s/ PAUL L.H. OLSON Paul L.H. Olson	Director	May 21, 2010

/s/ BRIAN F. SULLIVAN Brian F. Sullivan	Director	May 20, 2010